Exhibit 10.2

EXECUTION VERSION

PLEDGE AND SECURITY AGREEMENT

dated as of

January 29, 2026

between

MSG LAS VEGAS, LLC,

and

JPMORGAN CHASE BANK, NATIONAL ASSOCIATION,

as Administrative Agent

Schedules

Schedule I	Pledged Equity Interests; Pledged Debt Securities
Schedule II	Intellectual Property
Schedule III	Commercial Tort Claims

Exhibits

Exhibit I	Form of Patent Security Agreement
Exhibit II	Form of Trademark Security Agreement
Exhibit III	Form of Copyright Security Agreement

PLEDGE AND SECURITY AGREEMENT dated as of January 29, 2026 (this “Agreement”), between MSG LAS VEGAS, LLC, a Delaware limited liability company (the “Grantor” or the “Borrower”) and JPMORGAN CHASE BANK, NATIONAL ASSOCIATION (“JPMCB”), as Administrative Agent.

Reference is made to the Credit Agreement, of even date herewith (as amended, restated, supplemented or otherwise modified from time to time, the “Credit Agreement”), among the Borrower, the Lenders from time to time party thereto, JPMCB as L/C Issuer, and JPMCB, as Administrative Agent. The Lenders and the L/C Issuer have agreed to extend credit to the Borrower on the terms and subject to the conditions set forth in the Credit Agreement. The obligations of the Lenders and the L/C Issuer to extend such credit are conditioned upon, among other things, the execution and delivery of this Agreement. The Grantor will derive substantial benefits from the extension of credit to the Borrower pursuant to the Credit Agreement and is willing to execute and deliver this Agreement in order to induce the Lenders and the L/C Issuer to extend such credit. Accordingly, the parties hereto agree as follows:

ARTICLE I

Definitions

SECTION 1.01. Defined Terms. (a) Each capitalized term used but not defined herein shall have the meaning specified in the Credit Agreement; provided that each term defined in the New York UCC (as defined herein) and not defined in this Agreement shall have the meaning specified in the UCC. The term “instrument” shall have the meaning specified in Article 9 of the New York UCC.

(b) The rules of construction specified in Section 1.03 of the Credit Agreement also apply to this Agreement, mutatis mutandis.

SECTION 1.02. Other Defined Terms. As used in this Agreement, the following terms have the meanings specified below:

“Account Debtor” means any Person that is or may become obligated to the Grantor under, with respect to or on account of an Account or a Payment Intangible.

“Agreement” has the meaning assigned to such term in the Preamble hereto.

“Article 9 Collateral” has the meaning assigned to such term in Section 3.01(a).

“Assigned Agreements” shall mean all agreements and contracts to which the Grantor is a party as of the date hereof, or to which the Grantor becomes a party after the date hereof pursuant to which the Grantor is entitled to receive the proceeds of the revenues therefrom, as each such agreement may be amended, supplemented or otherwise modified from time to time.

“Borrower” has the meaning assigned to such term in the Preamble hereto.

“Collateral” means, collectively, the Article 9 Collateral and the Pledged Collateral.

“Copyright License” means any written agreement, now or hereafter in effect, granting to any Person any right to use any Copyright owned by the Grantor or that the Grantor otherwise has the right to license, or granting to the Grantor any right to use any Copyright owned by any other Person or that any other Person otherwise has the right to license, and all rights of the Grantor under any such agreement.

“Copyrights” means, with respect to any Person, all of the following now owned or hereafter acquired by such Person: (a) all copyright rights in any work subject to the copyright laws of the United States of America or any other country or any political subdivision thereof, whether as author, assignee, transferee or otherwise, (b) all registrations and applications for registration of any such copyright in the United States of America or any other country, including registrations, recordings, supplemental registrations, pending applications for registration, and renewals in the United States Copyright Office (or any similar office in any other country or any political subdivision thereof), including any of the foregoing set forth on Schedule II and (c) any other adjacent or other rights related or appurtenant to the foregoing, including moral rights.

“Credit Agreement” has the meaning assigned to such term in the Recitals hereto.

“Excluded Cash Proceeds” means (a) cash proceeds collected and/or held by the Grantor on behalf of, and for remittance to, (x) ticketing servicing companies (including Ticketmaster), promoters, vendors, artists or performers in respect of an event held (or to be held) at MSG Sphere and/or (y) one or more Affiliates of the Grantor in connection with bundled sponsorship arrangements which provide for the payment of amounts to the Grantor that relate to sponsorships of one or more assets that are owned, controlled or represented by such Affiliates, (b) cash proceeds collected and/or held by the Grantor on behalf of, and for remittance to, a third-party taxing authority in respect of the Live Entertainment Tax or sales tax imposed by the State of Nevada, (c) cash proceeds that are due and/or payable to a third party and received in connection with the Grantor’s settlement of litigation or other legal proceeding or (d) other cash proceeds that are collected and/or held by Grantor that do not otherwise constitute revenues, to the extent reasonably agreed by Administrative Agent to constitute Excluded Cash Proceeds.

“Excluded Property” means (a) any lease, license, contract or agreement to which the Grantor is a party, and any of its rights or interests thereunder, or any property subject to a purchase money security interest, Capital Lease Obligations or similar agreement, in each case permitted to be incurred under the Credit Agreement, if and to the extent that a security interest is prohibited by or in violation of (i) any law, rule or regulation applicable to the Grantor, or (ii) a term, provision or condition of any such lease, license, contract or agreement or assets consisting of contract rights pursuant to contracts containing enforceable restrictions on the granting of security interests therein (unless such law, rule, regulation, term, provision or condition would be rendered ineffective with respect to the creation of the security interest hereunder pursuant to Sections 9-406, 9-407, 9-408 or 9-409 of the UCC (or any successor provision or provisions) of any relevant jurisdiction or any other applicable law (including the Bankruptcy Code) or principles of equity); provided, however, that the Collateral shall include and such security interest shall attach immediately at such time as the contractual or legal prohibition shall no longer be applicable and to the extent severable, shall attach immediately to any portion of such lease, license, contract or agreement not subject to the prohibitions specified in clauses (i) or (ii) above; and provided, further, that the exclusions referred to in clause (a) shall not include any Proceeds of any such lease, license, contract or agreement, (b) any governmental licenses or state or local franchises, charters and authorizations, to the extent and for so long as security interests in such licenses, franchises, charters or authorizations are prohibited or restricted thereby and such prohibition or restriction has not been or is not waived or the consent of the other party to such licenses, franchises, charters or authorizations has not been or is not otherwise obtained (unless such prohibition or restriction would be rendered ineffective with respect to the creation of the security interest hereunder pursuant to Sections 9-406, 9-407, 9-408 or 9-409 of the UCC (or any successor provision or provisions) of any relevant jurisdiction or any other applicable law (including the Bankruptcy Code) or principles of equity), (c) any “intent-to-use” application for registration of a Trademark filed, prior to the filing of a “Statement of Use” or an “Amendment to Allege Use” with respect thereto, solely to the extent, if any, that, and solely during the period, if any, in which, the grant of a security interest therein would impair the validity or enforceability of any registration that issues from such intent-to-use application under applicable federal law, (d) motor vehicles and other assets subject to certificates of title, (e) assets if the granting or perfecting of a security interest in such assets would violate any applicable law; provided that, the exclusion under this clause (e) shall only apply to assets in which such prohibition to pledge or grant a security interest therein arises (i) from a change in law occurring after the date of this Agreement, or (ii) under any foreign law relating to assets acquired after the date hereof as in effect at the time of such acquisition, (f) any Excluded Cash Proceeds, and (g) those assets as to which the Administrative Agent and the Grantor agree that the cost of obtaining such a security interest or perfection thereof are excessive in relation to the benefit to the Lenders and the L/C Issuer of the security to be afforded thereby.

“Federal Securities Laws” has the meaning assigned to such term in Section 4.04.

“Grantor” has the meaning assigned to such term in the Preamble hereto.

“Initial Collateral Questionnaire” means the Collateral Questionnaire dated as of the Closing Date delivered to the Administrative Agent pursuant to Section 4.01(f) of the Credit Agreement.

“Intellectual Property” means, with respect to any Person, all intellectual and similar property of every kind and nature now owned or hereafter acquired by such Person, including inventions, designs, utility models, Patents, Copyrights, Trademarks, trade secrets, domain names, confidential or proprietary technical and business information, know-how, show-how or other data or information, software and databases and all embodiments or fixations thereof and applications therefor, and related registrations.

“Intellectual Property License” means any Patent License, Trademark License, Copyright License or other license or sublicense agreement to which the Grantor is a party granting any right to use Intellectual Property, including any of the foregoing set forth on Schedule II.

“IP Security Agreements” has the meaning assigned to such term in Section 3.02(b).

“JPMCB” has the meaning assigned to such term in the Preamble.

“New York UCC” means the Uniform Commercial Code as from time to time in effect in the State of New York.

“Patent License” means any written agreement, now or hereafter in effect, granting to any Person any right to make, use or sell any invention on which a Patent owned by the Grantor or that the Grantor otherwise has the right to license has been granted, or granting to the Grantor any right to make, use or sell any invention on which a Patent owned by any other Person or that any other Person otherwise has the right to license, and all rights of the Grantor under any such agreement.

“Patents” mean, with respect to any Person, all of the following now owned or hereafter acquired by such Person: (a) all letters patent of the United States of America or the equivalent thereof in any other country, all registrations and recordings thereof and all applications for letters patent of the United States of America or the equivalent thereof in any other country or any political subdivision thereof, including registrations, recordings and pending applications in the United States Patent and Trademark Office or any similar offices in any other country or any political subdivision thereof, including any of the foregoing set forth on Schedule II, and (b) all reissues, continuations, divisionals, continuations-in-part, reexaminations, supplemental examinations, inter partes reviews, renewals, adjustments or extensions thereof, and the inventions disclosed or claimed therein, including the right to make, have made, use, sell, offer to sell, import or export the inventions disclosed or claimed therein.

“Pledged Collateral” has the meaning assigned to such term in Section 2.01.

“Pledged Debt Securities” has the meaning assigned to such term in Section 2.01.

“Pledged Equity Interests” has the meaning assigned to such term in Section 2.01.

“Pledged Securities” means any promissory notes, stock certificates, unit certificates, limited liability membership interest certificates and other certificated and uncertificated securities now or hereafter included in the Pledged Collateral, including all certificates, instruments or other documents representing or evidencing any Pledged Collateral.

“Secured Obligations” means, collectively, (a) the due and punctual payment by the Borrower of (i) the principal of and interest (including interest accruing during the pendency of any bankruptcy, insolvency, receivership or other similar proceeding, regardless of whether allowed or allowable in such proceeding) on the Loans and the Letters of Credit, when and as due, whether at maturity, by acceleration, upon one or more dates set for prepayment or otherwise and (ii) all other monetary obligations of the Borrower under the Credit Agreement and each of the other Loan Documents (including obligations to pay fees, expense reimbursement and indemnification obligations), whether primary, secondary, direct, contingent, fixed or otherwise (including monetary obligations incurred during the pendency of any bankruptcy, insolvency, receivership or other similar proceeding, regardless of whether allowed or allowable in such proceeding), and (b) the due and punctual performance of all other obligations of the Borrower under or pursuant to the Credit Agreement and each of the other Loan Documents.

“Secured Parties” means, collectively, (a) the Lenders, (b) the L/C Issuer, (c) the Administrative Agent, (d) each Arranger, (e) the Bookrunner, and (f) the successors and assigns of each of the foregoing.

“Security Interest” has the meaning assigned to such term in Section 3.01(a).

“Supplemental Collateral Questionnaire” means each Collateral Questionnaire delivered pursuant to Section 5.01(e) of the Credit Agreement.

“Threshold Amount” means $5,000,000.

“Trademark License” means any written agreement, now or hereafter in effect, granting to any Person any right to use any Trademark owned by the Grantor or that the Grantor otherwise has the right to license, or granting to the Grantor any right to use any Trademark owned by any other Person or that any other Person otherwise has the right to license, and all rights of the Grantor under any such agreement.

“Trademarks” means, with respect to any Person, all of the following now owned or hereafter acquired by such Person: (a) all trademarks, service marks, trade names, corporate names, company names, business names, fictitious business names, trade styles, trade dress, logos, domain names, global top level domain names, other source or business identifiers, designs and general intangibles of like nature, all registrations and recordings thereof, and all registration and recording applications filed in connection therewith, including registrations and registration applications in the United States Patent and Trademark Office or any similar office in any State of the United States of America or any other country or any political subdivision thereof, all extensions or renewals thereof, and all common law rights related thereto, including any of the foregoing set forth on Schedule II, (b) all goodwill associated therewith or symbolized thereby and (c) all other assets, rights and interests that uniquely reflect or embody such goodwill.

“UCC” means the New York UCC; provided that if by reason of mandatory provisions of law, the perfection, the effect of perfection or non-perfection or priority of a security interest is governed by the personal property security laws of any jurisdiction other than New York, the term “UCC” means the Uniform Commercial Code as in effect, at such time, in such other jurisdiction for purposes of the provisions hereof relating to such perfection or priority and for the definitions related to such provisions.

ARTICLE II

Pledge of Securities

SECTION 2.01. Pledge. As security for the payment and performance in full of the Secured Obligations, the Grantor hereby pledges to the Administrative Agent, for the benefit of the Secured Parties, and hereby grants to the Administrative Agent, for the benefit of the Secured Parties, a security interest in all of the Grantor’s right, title and interest in, to and under: (a)(i) the Equity Interests now or at any time hereafter owned by or on behalf of the Grantor, including those set forth on Schedule I, and (ii) all certificates and other instruments, if any, representing all such Equity Interests ((i) and (ii) collectively, the “Pledged Equity Interests”); (b)(i) the debt securities now owned or at any time hereafter acquired by the Grantor, including those set forth on Schedule I, and (ii) all promissory notes and other instruments evidencing all such debt securities ((i) and (ii) collectively, the “Pledged Debt Securities”); (c) all other property of the Grantor that may be delivered to and held by the Administrative Agent pursuant to the terms of this Section 2.01 or Section 2.02; (d) subject to Section 2.05, all payments of principal, and all interest, dividends or other distributions, whether paid or payable in cash, instruments or other property from time to time received, receivable or otherwise distributed in respect of, in exchange for or upon the conversion of, and all other Proceeds received in respect of, the Pledged Equity Interests and Pledged Debt Securities; (e) subject to Section 2.05, all rights and privileges of the Grantor with respect to the securities, instruments and other property referred to in clauses (a), (b), (c) and (d) above; (f) the Assigned Agreements, and (g) all Proceeds of any of the foregoing (the items referred to in clauses (a) through (g) above being collectively referred to as the “Pledged Collateral”); provided that in no event shall the Pledged Equity Interests, the Pledged Debt Securities or the Pledged Collateral include any Excluded Property.

SECTION 2.02. Delivery of the Pledged Securities. (a) The Grantor agrees to deliver or cause to be delivered to the Administrative Agent any and all Pledged Equity Interests (other than Pledged Equity Interests issued by limited liability companies or partnerships that are not certificated pursuant to the last sentence of this Section 2.02(a)) (x) on the date hereof, in the case of any such Pledged Equity Interests owned by the Grantor on the date hereof, and (y) promptly after the acquisition thereof (and in any event as required under the Credit Agreement), in the case of any such Pledged Equity Interests acquired by the Grantor after the date hereof. The Grantor acknowledges and agrees that (i) to the extent any interest in any limited liability company or partnership controlled now or in the future by the Grantor and pledged hereunder is a “security” within the meaning of Article 8 of the New York UCC and is governed by Article 8 of the New York UCC, such interest shall be certificated; and such certificate shall be delivered to the Administrative Agent in accordance with this Section 2.02(a) and (ii) each such interest shall at all times hereafter continue to be such a security and represented by such certificate. The Grantor further acknowledges and agrees that with respect to any interest in any limited liability company or partnership controlled now or in the future by the Grantor and pledged hereunder that is not a “security” within the meaning of Article 8 of the New York UCC, the terms of such interest shall at no time provide that such interest is a “security” within the meaning of Article 8 of the New York UCC, nor shall such interest be represented by a certificate, unless the Grantor provides prior written notification to the Administrative Agent that the terms of such interest so provide that such interest is a “security” within the meaning of Article 8 of the New York UCC and such interest is thereafter represented by a certificate; and such certificate shall be delivered to the Administrative Agent in accordance with this Section 2.02(a).

(b) The Grantor (i) will cause (A) all Indebtedness for borrowed money owed to the Grantor by any Affiliate and (B) all Indebtedness for borrowed money (other than Cash Equivalents) in a principal amount in excess of the Threshold Amount owed to the Grantor by any other Person to be evidenced by a duly executed promissory note (x) on the date hereof, in the case of any such Indebtedness existing on the date hereof or (y) promptly following the incurrence thereof in the case of Indebtedness incurred after the date hereof, and (ii) agrees to deliver or cause to be delivered to the Administrative Agent any and all Pledged Debt Securities (other than promissory notes and other evidences of Indebtedness in a principal amount of less than the Threshold Amount and Cash Equivalents), (I) on the date hereof, in the case of any such Pledged Debt Securities owned by the Grantor on the date hereof (including pursuant to clause (i)) and (II) promptly after the acquisition thereof (and, in any event as required under the Credit Agreement) in the case of any such Pledged Debt Securities acquired after the date hereof.

(c) Upon delivery to the Administrative Agent, (i) any Pledged Securities shall be accompanied by undated stock or security powers duly executed by the Grantor in blank or other undated instruments of transfer satisfactory to the Administrative Agent and such other instruments and documents as the Administrative Agent may reasonably request and (ii) all other property comprising part of the Pledged Collateral shall be accompanied by undated proper instruments of assignment duly executed by the Grantor in blank and such other instruments and documents as the Administrative Agent may reasonably request. Each delivery of Pledged Securities after the date hereof shall be accompanied by a schedule providing the information required by Schedule I with respect to such Pledged Securities; provided that failure to attach any such schedule hereto shall not affect the validity of such pledge of such Pledged Securities. Each schedule so delivered after the date hereof shall be deemed attached hereto and made a part hereof as a supplement to Schedule I and any prior schedules so delivered.

SECTION 2.03. Representations and Warranties. The Grantor represents and warrants to the Administrative Agent, for the benefit of the Secured Parties, that:

(a) Schedule I sets forth a true and complete list of (i) all the Pledged Equity Interests owned by the Grantor and the percentage of the issued and outstanding units of each class of the Equity Interests of the issuer thereof represented by the Pledged Equity Interests owned by the Grantor and (ii) all the Pledged Debt Securities (other than promissory notes and other evidences of Indebtedness in a principal amount of less than the Threshold Amount) owned by the Grantor (other than any Pledged Equity Interests or Pledged Debt Securities that are not yet required to have been delivered to the Administrative Agent under the terms of this Agreement or the Credit Agreement);

(b) the Pledged Equity Interests and Pledged Debt Securities owned by the Grantor have been duly and validly authorized and issued by the issuers thereof and (i) in the case of Pledged Equity Interests, are fully paid and, if issued by a corporation, nonassessable and (ii) in the case of Pledged Debt Securities, are legal, valid and binding obligations of the issuers thereof, subject to applicable bankruptcy, insolvency, reorganization, moratorium or other laws affecting creditors’ rights generally and to general principles of equity, regardless of whether considered in a proceeding in equity or at law;

(c) except for the security interests granted hereunder, the Grantor (i) is and, subject to any transfers made in compliance with the Credit Agreement, will continue to be the direct owner, beneficially and of record, of the Pledged Securities indicated on Schedule I, (ii) holds the same free and clear of all Liens, other than Liens permitted under Section 6.02 of the Credit Agreement, (iii) will make no assignment, pledge, hypothecation or transfer of, or create or permit to exist any security interest in or other Lien on, the Pledged Collateral, other than transfers permitted under the Credit Agreement and Liens permitted under Section 6.02 of the Credit Agreement, and (iv) will defend its title or interest thereto or therein against any and all Liens (other than Liens permitted under Section 6.02 of the Credit Agreement), however arising, of all Persons whomsoever;

(d) except for restrictions and limitations imposed by the Loan Documents or applicable laws generally, (i) the Pledged Collateral is and will continue to be freely transferable and assignable and (ii) none of the Pledged Collateral is or will be subject to any option, right of first refusal, shareholders agreement, charter or by-law provisions or contractual restriction of any nature that is reasonably expected to prohibit, impair, delay or otherwise adversely affect the pledge of such Pledged Collateral hereunder, the sale or disposition thereof pursuant hereto or the exercise by the Administrative Agent of rights and remedies hereunder;

(e) the Grantor has the power and authority to pledge the Pledged Collateral pledged by it hereunder in the manner hereby done or contemplated;

(f) no consent or approval of any Governmental Authority, any securities exchange or any other Person was, is or will be required for the validity of the pledge effected hereby (other than such as have been obtained and are in full force and effect);

(g) by virtue of the execution and delivery by the Grantor of this Agreement, when any Pledged Securities are delivered to the Administrative Agent in accordance with this Agreement, the Administrative Agent will obtain a legal, valid and perfected lien upon and security interest in such Pledged Securities as security for the payment and performance of the Secured Obligations and such lien is and shall be prior to any other Lien on such Pledged Securities, other than Liens permitted under Section 6.02 of the Credit Agreement; and

(h) the pledge effected hereby is effective to vest in the Administrative Agent, for the benefit of the Secured Parties, the rights of the Administrative Agent in the Pledged Collateral as set forth herein and, subject to the UCC financing statement filings described in Section 3.02(b), all action by the Grantor necessary to perfect the lien on the Pledged Collateral has been duly taken.

SECTION 2.04. Registration in Nominee Name; Denominations. If an Event of Default has occurred and is continuing, the Administrative Agent, on behalf of the Secured Parties, shall have the right (in its sole and absolute discretion) to hold the Pledged Securities in its own name as pledgee, in the name of its nominee (as pledgee or as sub-agent) or in the name of the Grantor, endorsed or assigned in blank or in favor of the Administrative Agent. The Grantor will promptly give to the Administrative Agent copies of any notices or other communications received by it with respect to Pledged Securities registered in the name of the Grantor. The Administrative Agent shall, if it is exercising its remedies under Article V hereof, have the right to exchange the certificates representing Pledged Securities, if any, for certificates of smaller or larger denominations for any purpose consistent with this Agreement, to the extent permitted by the documentation governing such Pledged Equity Interests.

SECTION 2.05. Voting Rights; Dividends and Interest. Unless and until an Event of Default shall have occurred and be continuing and, other than in the case of an Event of Default under clause (a), (h) or (i) of Section 7.01 of the Credit Agreement, until the Grantor has received three (3) Business Days’ prior written notice from the Administrative Agent of its intention to exercise its rights pursuant to this Section 2.05:

(i) the Grantor shall be entitled to exercise or refrain from exercising any and all voting and/or other consensual rights and powers inuring to an owner of Pledged Collateral or any part thereof for any purpose consistent with the terms of this Agreement and the other Loan Documents;

(ii) the Administrative Agent shall (after reasonable advance notice) execute and deliver to the Grantor, or cause to be executed and delivered to the Grantor, all such proxies, powers of attorney and other instruments as the Grantor may reasonably request for the purpose of enabling the Grantor to exercise or refrain from exercising the voting and/or consensual rights and powers it is entitled to exercise pursuant to Section 2.05(a)(i) and to receive the dividends or interest payments that it is authorized to receive pursuant to Section 2.05(a)(iii); and

(iii) the Grantor shall be entitled to receive and retain any and all dividends, interest, principal and other distributions paid on or distributed in respect of the Pledged Collateral, but only to the extent that such dividends, interest, principal and other distributions are permitted by, and are otherwise paid or distributed in accordance with, the terms and conditions of the Credit Agreement, the other Loan Documents and applicable law; provided that any noncash dividends, interest, principal or other distributions that would constitute Pledged Equity Interests or Pledged Debt Securities, whether resulting from a subdivision, combination or reclassification of the outstanding Equity Interests of the issuer of any Pledged Securities or received in exchange for Pledged Securities or any part thereof, or in redemption thereof, or as a result of any merger, consolidation, acquisition or other exchange of assets to which such issuer may be a party or otherwise, shall be and become part of the Pledged Collateral and, if received by the Grantor, and required to be delivered to the Administrative Agent hereunder, shall not be commingled by the Grantor with any of its other funds or property (but shall be held separate and apart therefrom), shall be held in trust for the benefit of the Administrative Agent and the other Secured Parties and shall be promptly delivered to the Administrative Agent in the form in which they shall have been received (with any endorsements, stock or note powers and other instruments of transfer requested by the Administrative Agent).

(b) Upon the occurrence and during the continuance of an Event of Default, and upon at least three (3) Business Days’ prior written notice from the Administrative Agent to the Grantor of the Administrative Agent’s intention to exercise its rights pursuant to this Section 2.05(b) (unless an Event of Default under clause (a), (h) or (i) of Section 7.01 of the Credit Agreement has occurred and is then continuing, in which case no such notice shall be required), all rights of the Grantor to dividends, interest, principal or other distributions that the Grantor is authorized to receive pursuant to Section 2.05(a)(iii), shall cease, and all such rights shall thereupon become vested in the Administrative Agent, which shall have the sole and exclusive right and authority to receive and retain such dividends, interest, principal or other distributions. All dividends, interest, principal and other distributions received by the Grantor contrary to the provisions of this Section 2.05 shall be held in trust for the benefit of the Administrative Agent and the other Secured Parties, shall be segregated from other property or funds of the Grantor and shall be promptly delivered to the Administrative Agent upon demand in the form in which they shall have been received (with any reasonably necessary endorsements, stock powers or other instruments of transfer). Any and all money and other property paid over to or received by the Administrative Agent pursuant to the provisions of this Section 2.05(b) shall be retained by the Administrative Agent in an account to be established by the Administrative Agent upon receipt of such money or other property, shall be held as security for the payment and performance of the Secured Obligations and shall be applied in accordance with the provisions of Section 4.02. After all Events of Default have been cured or waived and the Administrative Agent has received from the Grantor satisfactory evidence relating to any such cure, the Administrative Agent shall promptly repay to the Grantor (without interest) all dividends, interest, principal or other distributions that the Grantor would otherwise have been permitted to retain pursuant to the terms of Section 2.05(a)(iii) and that remain in such account.

(c) Upon the occurrence and during the continuance of an Event of Default, and upon prior written notice from the Administrative Agent to the Grantor of the Administrative Agent’s intention to exercise its rights pursuant to this Section 2.05(c) (unless an Event of Default under clause (a), (h) or (i) of Section 7.01 of the Credit Agreement has occurred and is then continuing, in which case no such notice shall be required), all rights of the Grantor to exercise or refrain from exercising the voting and consensual rights and powers it is entitled to exercise pursuant to Section 2.05(a)(i), and the obligations of the Administrative Agent under Section 2.05(a)(ii), shall cease, and all such rights shall thereupon become vested in the Administrative Agent, which shall have the sole and exclusive right and authority to exercise such voting and consensual rights and powers; provided, that, unless otherwise directed by the Required Lenders, the Administrative Agent shall have the right from time to time following and during the continuance of an Event of Default to permit the Grantor to exercise such rights.

(d) Any notice given by the Administrative Agent to the Grantor of the Administrative Agent intention to exercise its rights under Section 2.05: (i) may be given by telephone if promptly confirmed in writing and (ii) may suspend the rights and powers of the Grantor under Section 2.05(a)(i) or Section 2.05(a)(iii) in part without suspending all such rights or powers (as specified by the Administrative Agent in its sole and absolute discretion) and without waiving or otherwise affecting the Administrative Agent’s right to give additional notices from time to time suspending other rights and powers so long as an Event of Default has occurred and is continuing.

ARTICLE III

Security Interests in Personal Property

SECTION 3.01. Security Interest. (a) As security for the payment and performance in full of the Secured Obligations, the Grantor hereby grants to the Administrative Agent, for the benefit of the Secured Parties, a security interest (the “Security Interest”) in all right, title and interest in, to and under any and all of the following assets now owned or at any time hereafter acquired by the Grantor or in, to or under which the Grantor now has or at any time hereafter may acquire any right, title or interest (collectively, the “Article 9 Collateral”):

(i) all Accounts;

(ii) all Chattel Paper;

(iii) all cash, Cash Equivalents and Deposit Accounts;

(iv) all Documents;

(v) all Equipment;

(vi) all General Intangibles, including all Intellectual Property and Intellectual Property Licenses;

(vii) all Instruments;

(viii) all Inventory;

(ix) all other Goods;

(x) all Investment Property and Securities Accounts;

(xi) all Letter-of-Credit Rights;

(xii) all Commercial Tort Claims described on Schedule III, as such schedule may be supplemented from time to time pursuant to Section 3.02(e);

(xiii) all Fixtures;

(xiv) all books and records pertaining to the Article 9 Collateral;

(xv) the Assigned Agreements; and

(xvi) to the extent not otherwise included, all Proceeds and products of any and all of the foregoing and all collateral security and guarantees given by any Person with respect to any of the foregoing;

provided that in no event shall the Article 9 Collateral (or any category of Article 9 Collateral or defined term included within Article 9 Collateral) include any Excluded Property.

(b) The Grantor hereby irrevocably authorizes the Administrative Agent (or its designee) at any time and from time to time to file in any relevant jurisdiction any financing statements (including fixture filings) with respect to the Article 9 Collateral or any part thereof and amendments thereto that (i) indicate the Collateral as “all assets” of the Grantor or words of similar effect or of a lesser scope or with greater detail and (ii) contain the information required by Article 9 of the UCC of each applicable jurisdiction for the filing of any financing statement or amendment, including (A) whether the Grantor is an organization, the type of organization and any organizational identification number issued to the Grantor and (B) in the case of a financing statement filed as a fixture filing or covering Article 9 Collateral constituting minerals or the like to be extracted or timber to be cut, a sufficient description of the real property to which such Article 9 Collateral relates. The Grantor agrees to provide the information required for any such filing to the Administrative Agent promptly upon request.

The Grantor also ratifies its authorization for the Administrative Agent (or its designee) to file in any relevant jurisdiction any financing statements or amendments thereto with respect to the Article 9 Collateral or any part thereof naming the Grantor as debtor and the Administrative Agent as secured party, if filed prior to the date hereof.

The Administrative Agent (or its designee) is further authorized by the Grantor to file with the United States Patent and Trademark Office or the United States Copyright Office (or any successor office or any similar office in any other country) such documents as may be reasonably necessary for the purpose of perfecting, confirming, continuing, enforcing or protecting the Security Interest granted by the Grantor, without the signature of the Grantor, and naming the Grantor as debtor and the Administrative Agent as secured party.

(c) The Security Interest and the security interests granted pursuant to Article III are granted as security only and shall not subject the Administrative Agent or any other Secured Party to, or in any way alter or modify, any obligation or liability of the Grantor with respect to or arising out of the Collateral.

SECTION 3.02. Representations and Warranties. The Grantor represents and warrants to the Administrative Agent for the benefit of the Secured Parties that:

(a) The Grantor has good and valid rights in and title to the Article 9 Collateral with respect to which it has purported to grant the Security Interest and has full power and authority to grant to the Administrative Agent the Security Interest in such Article 9 Collateral pursuant hereto and to execute, deliver and perform its obligations in accordance with the terms of this Agreement, without the consent or approval of any other Person (other than such as have been obtained and are in full force and effect).

(b) The Initial Collateral Questionnaire has been duly prepared, completed and executed and the information set forth therein, including the exact legal name and jurisdiction of organization of the Grantor, is correct and complete as of the Closing Date. The UCC financing statements (including fixture filings, as applicable) prepared by the Administrative Agent based upon the information provided to the Administrative Agent in the Initial Collateral Questionnaire for filing in each governmental, municipal or other office (or specified by notice from the Grantor to the Administrative Agent after the Closing Date in the case of filings, recordings or registrations required by Section 4.04 or 5.12 of the Credit Agreement), are all the filings, recordings and registrations (other than filings required to be made in the United States Patent and Trademark Office and the United States Copyright Office in order to perfect the Security Interest in the Article 9 Collateral consisting of United States registered Patents (and Patents for which United States applications for registration are pending), United States registered Trademarks (and Trademarks for which United States applications for registration are pending) and United States registered Copyrights (and Copyrights for which United States applications for registration are pending)) that are reasonably necessary to publish notice of and protect the validity of and to establish a legal, valid and perfected security interest in favor of the Administrative Agent (for the benefit of the Secured Parties) in respect of all Article 9 Collateral in which the Security Interest may be perfected by the filing of UCC financing statements (including fixture filings, as applicable) in the United States of America (or any political subdivision thereof), and no further or subsequent filing of UCC financing statements (including fixture filings, as applicable) is reasonably necessary with respect to any such Article 9 Collateral in any such jurisdiction, except as provided under applicable law with respect to the filing of continuation statements. A Patent Security Agreement in the form of Exhibit I hereto, a Trademark Security Agreement in the form of Exhibit II hereto, and a Copyright Security Agreement in the form of Exhibit III hereto (such agreements being collectively referred to herein as the “IP Security Agreements”), in each case containing a description of the Article 9 Collateral consisting of United States registered Patents (and Patents for which United States applications for registration are pending), United States registered Trademarks (and Trademarks for which United States applications for registration are pending), and United States registered Copyrights (and Copyrights for which United States applications for registration are pending), as applicable, if any, and executed by the Grantor owning any such Article 9 Collateral, have been delivered to the Administrative Agent for recording with the United States Patent and Trademark Office and the United States Copyright Office pursuant to 35 U.S.C. § 261, 15 U.S.C. § 1060 or 17 U.S.C. § 205 and the regulations thereunder, as applicable, to protect the validity of and to establish a legal, valid and perfected security interest in favor of the Administrative Agent (for the benefit of the Secured Parties) in respect of all Article 9 Collateral consisting of United States registered Patents (and Patents for which United States applications for registration are pending), United States registered Trademarks (and Trademarks for which United States applications for registration are pending) and United States registered Copyrights (and Copyrights for which United States applications for registration are pending) in which a security interest may be perfected by filing, recording or registration of an appropriate IP Security Agreement with the United States Patent and Trademark Office and the United States Copyright Office, and no further or subsequent filing, refiling, recording, rerecording, registration or reregistration is reasonably necessary with respect to any such Article 9 Collateral with the United States Patent and Trademark Office and the United States Copyright Office (other than as provided under applicable law with respect to the filing of continuation statements and such actions as are reasonably necessary to perfect the Security Interest with respect to any Article 9 Collateral consisting of United States registered Patents, United States registered Trademarks and United States registered Copyrights (or, in each case, applications for registration thereof) acquired or developed after the date hereof) and any required renewals thereof.

(c) The Security Interest constitutes (i) a legal and valid security interest in all the Article 9 Collateral securing the payment and performance of the Secured Obligations, (ii) subject to the filings described in Section 3.02(b), a perfected security interest in all Article 9 Collateral in which a security interest may be perfected by filing, recording or registering a financing statement or analogous document in the United States of America (or any political subdivision thereof) and its territories and possessions pursuant to the UCC or other applicable law in such jurisdictions and (iii) a security interest that shall be perfected in all Article 9 Collateral in which a security interest may be perfected upon the receipt and recording of the IP Security Agreements with the United States Patent and Trademark Office and the United States Copyright Office, as applicable. The Security Interest is and shall be prior to any other Lien on any of the Article 9 Collateral, other than Liens permitted under Section 6.02 of the Credit Agreement.

(d) Schedule II sets forth, as of the Closing Date, a true and complete list of (i) all Patents owned by Grantor that have been granted by the United States Patent and Trademark Office or for which applications to the United States Patent and Trademark Office are pending, (ii) all Copyrights owned by Grantor that have been registered with the United States Copyright Office and Copyrights for which applications to the United States Copyright Office are pending, (iii) all Trademarks owned by Grantor that have been registered with the United States Patent and Trademark Office or for which applications to the United States Patent and Trademark Office are pending and (iv) all exclusive Copyright Licenses under which the Grantor is a licensee, if any, in each case specifying, as applicable, the name of the registered owner, title, registration or application number, expiration date (if already registered) or filing date, a brief description thereof and, if applicable, the licensor and date of license agreement. In the event any Supplemental Collateral Questionnaire shall set forth any Intellectual Property, Schedule II shall be deemed to be supplemented to include the reference to such Intellectual Property, in the same form as such reference is set forth on such Supplemental Collateral Questionnaire.

(e) Schedule III sets forth, as of the Closing Date, a true and complete list of each Commercial Tort Claim in respect of which a complaint or a counterclaim has been filed by the Grantor, seeking damages in an amount reasonably estimated to exceed the Threshold Amount, including a summary description of such claim. In the event the Grantor acquires a Commercial Tort Claim in respect of which a complaint or a counterclaim has been filed by the Grantor, seeking damages in an amount reasonably estimated to exceed the Threshold Amount, the Grantor will provide written notice thereof to the Administrative Agent and provide a summary description of such claim. Schedule III shall be deemed to be supplemented to include the reference to such Commercial Tort Claim (and the description thereof), in the same form as such reference and description provided in such written notice.

(f) The Grantor has not filed or consented to the filing of (i) any financing statement or analogous document under the UCC or any other applicable laws covering any Article 9 Collateral, (ii) any assignment in which the Grantor assigns any Collateral or any security agreement or similar instrument covering any Article 9 Collateral with the United States Patent and Trademark Office or the United States Copyright Office, (iii) any notice under the Assignment of Claims Act, or (iv) any assignment in which the Grantor assigns any Article 9 Collateral or any security agreement or similar instrument covering any Article 9 Collateral with any foreign governmental, municipal or other office, which financing statement or analogous document, assignment, security agreement or similar instrument is still in effect, except, in each case, for any of the foregoing related solely to Liens expressly permitted pursuant to Section 6.02 of the Credit Agreement.

SECTION 3.03. Covenants. Each year, pursuant to Section III.B of the Supplemental Collateral Questionnaire delivered pursuant to Section 5.01(e) of the Credit Agreement, the Grantor shall certify that all UCC financing statements (including fixture filings, as applicable) or other appropriate filings, recordings or registrations, including all re-filings, re-recordings and registrations, containing a description of the Article 9 Collateral have been filed of record in each governmental, municipal or other appropriate office in each jurisdiction identified in the applicable Collateral Questionnaire or Supplemental Collateral Questionnaire to the extent necessary to perfect the Security Interest by filing, recording or registering a financing statement or analogous document in the United States of America (or any political subdivision thereof) and its territories and possessions pursuant to the UCC in such jurisdictions or by recording the IP Security Agreements with the United States Patent and Trademark Office and the United States Copyright Office, as applicable, for a period of not less than 18 months after the date of such Supplemental Collateral Questionnaire (except with respect to any continuation statements to be filed within such period).

(b) The Grantor shall, at its own expense, take any and all actions reasonably necessary to defend title to the Article 9 Collateral against all Persons and to defend the Security Interest of the Administrative Agent in the Article 9 Collateral and the priority thereof against any Lien not permitted pursuant to Section 6.02 of the Credit Agreement.

(c) The Grantor agrees, at its own expense, to execute, acknowledge, deliver and cause to be duly filed all such further instruments, financing statements, agreements and documents, reasonably requested by the Administrative Agent, and take all such other actions, as the Administrative Agent may from time to time reasonably request to better assure, preserve, protect and perfect the Security Interest and the rights and remedies created hereby, including the payment of any fees and Taxes required in connection with the execution and delivery of this Agreement, the granting of the Security Interest and the filing and recording of any financing statements (including fixture filings) or other documents in connection herewith or therewith. The Grantor will provide to the Administrative Agent, from time to time upon request, evidence reasonably satisfactory to the Administrative Agent as to the perfection and priority of the Liens created or intended to be created pursuant to this Agreement.

(d) The Grantor agrees to maintain, at its own cost and expense, such complete and accurate records with respect to the Article 9 Collateral owned by it as is consistent with its current practices and in accordance with such prudent and standard practices used in industries that are the same as or similar to those in which the Grantor is engaged. In addition, the Administrative Agent and such Persons as the Administrative Agent may reasonably designate shall have the right, at the Grantor’s own cost and expense, once per fiscal year unless an Event of Default shall have occurred and be continuing, upon reasonable prior notice and during normal business hours, to inspect the Article 9 Collateral, all records related thereto (and to make extracts and copies from such records) and the premises upon which any of the Article 9 Collateral is located, to discuss the Grantor’s affairs with the officers of the Grantor and their independent accountants (provided that the Grantor shall be given reasonable prior written notice (by electronic mail or otherwise) of any such discussion and an authorized representative of the Grantor shall have the right to participate in any discussion with its accountants) and to verify under reasonable procedures in accordance with Section 5.09 of the Credit Agreement, the identity, validity, amount, quality, quantity, value, condition, location and status of, or any other matter relating to, the Article 9 Collateral, including, in the case of Accounts or Article 9 Collateral in the possession of any third party, by contacting Account Debtors or the third party possessing such Article 9 Collateral for the purpose of making such a verification (provided that the Administrative Agent shall not contact any Account Debtor or third party without the prior written consent of the Grantor unless an Event of Default has occurred and is continuing).

(e) At its option, the Administrative Agent may discharge past due Taxes, assessments, charges, fees and Liens at any time levied or placed on the Article 9 Collateral that are not permitted by the Credit Agreement, and may pay for the maintenance and preservation of the Article 9 Collateral to the extent the Grantor fails to do so as required by this Agreement or the other Loan Documents, and the Grantor agrees to reimburse the Administrative Agent on demand for any payment made or any expense incurred by the Administrative Agent pursuant to the foregoing authorization (and any such payment made or expense incurred shall be an additional Secured Obligation secured hereby); provided, however that nothing in this Section 3.03(e) shall be interpreted as excusing the Grantor from the performance of, or imposing any obligation on the Administrative Agent or any Secured Party to cure or perform, any covenants or other promises of the Grantor with respect to Taxes, assessments, charges, fees and Liens and maintenance as set forth herein or in the other Loan Documents.

(f) The Grantor shall remain liable to observe and perform all the conditions and obligations to be observed and performed by it under each contract, agreement or instrument relating to the Article 9 Collateral, all in accordance with the terms and conditions thereof and the Grantor agrees to indemnify and hold harmless the Administrative Agent and the Secured Parties from and against any and all liability for such performance; provided that no Secured Party shall be indemnified for any such liability to the extent determined by a court of competent jurisdiction in a final and nonappealable judgment to have resulted from the gross negligence, willful misconduct or bad faith of such Secured Party or any such Secured Party’s Related Parties acting at such Secured Party’s direction.

(g) The Grantor shall not make or permit to be made any transfer of the Article 9 Collateral except as otherwise permitted by the Credit Agreement or any other Loan Documents and the Grantor shall remain at all times in possession or control of the Article 9 Collateral owned by it except as otherwise permitted by the Credit Agreement or any other Loan Documents, provided that unless and until the Administrative Agent shall notify the Grantor that an Event of Default shall have occurred and be continuing, which notice may be given by telephone if promptly confirmed in writing (in which case during the continuance thereof the Grantor shall not sell, convey, lease, assign, transfer or otherwise dispose of any Article 9 Collateral), the Grantor may use and dispose of the Article 9 Collateral in any lawful manner not inconsistent with the provisions of this Agreement, the Credit Agreement or any other Loan Document.

(h) The Grantor will not, without the Administrative Agent’s prior written consent, grant any extension of the time of payment of any Accounts or any Payment Intangibles included in the Article 9 Collateral, compromise or settle the same for less than the full amount thereof, release, wholly or partly, any Person liable for the payment thereof or allow any credit or discount whatsoever thereon, other than extensions, compromises, settlements, releases, credits or discounts granted or made in the ordinary course of business and in accordance with such prudent and standard practice used in industries that are the same as or similar to those in which the Grantor is engaged.

(i) The Grantor, at its own expense, shall maintain or cause to be maintained insurance in accordance with the requirements set forth in Section 5.08 of the Credit Agreement. The Grantor irrevocably makes, constitutes and appoints the Administrative Agent (and its designees) as the Grantor’s true and lawful agent (and attorney-in-fact) for the purpose, upon the occurrence and during the continuance of an Event of Default, of making, settling and adjusting claims in respect of Article 9 Collateral under policies of insurance, endorsing the name of the Grantor on any check, draft, instrument or other item of payment for the proceeds of such policies of insurance and for making all determinations and decisions with respect thereto. In the event that the Grantor at any time or times shall fail to obtain or maintain any of the policies of insurance required pursuant to Section 5.08 of the Credit Agreement, or to pay any premium in whole or part relating thereto, the Administrative Agent may, without waiving or releasing any obligation or liability of the Grantor hereunder or any Event of Default, in its sole discretion, obtain and maintain such policies of insurance and pay such premium and take any other actions with respect thereto as the Administrative Agent deems reasonably necessary. All out-of-pocket and documented sums disbursed by the Administrative Agent in connection with this paragraph, including out-of-pocket and documented attorneys’ fees, court costs, expenses and other charges relating thereto, shall be payable upon demand by the Grantor to the Administrative Agent and shall be additional Secured Obligations secured hereby.

SECTION 3.04. Other Actions. In order to further ensure the attachment, perfection and priority of, and the ability of the Administrative Agent to enforce, the Security Interest, the Grantor agrees, in each case at the Grantor’s own expense, to take the following actions with respect to the following property constituting Article 9 Collateral:

(a) Instruments and Tangible Chattel Paper. Without limiting the Grantor’s obligations under Article III, if the Grantor shall at any time hold or acquire any Instruments (other than any instrument with a face amount of less than the Threshold Amount) or Tangible Chattel Paper (other than any chattel paper representing an obligation of less than the Threshold Amount), the Grantor shall promptly endorse, assign and deliver the same to the Administrative Agent, accompanied by such instruments of transfer or assignment duly executed in blank as the Administrative Agent may from time to time reasonably request.

(b) Investment Property. Without limiting the Grantor’s obligations under Article III, if any securities now or hereafter acquired by the Grantor are uncertificated and are issued to the Grantor or its nominee directly by the issuer thereof, the Grantor shall promptly notify the Administrative Agent thereof and at the Administrative Agent’s request and option, pursuant to an agreement in form and substance reasonably satisfactory to the Administrative Agent, cause the issuer to agree to comply with instructions from the Administrative Agent as to such securities, without further consent of the Grantor or such nominee.

(c) Electronic Chattel Paper and Transferable Records. If the Grantor at any time holds or acquires an interest in any Electronic Chattel Paper or any “transferable record,” as that term is defined in Section 201 of the Federal Electronic Signatures in Global and National Commerce Act, or in Section 16 of the Uniform Electronic Transactions Act as in effect in any relevant jurisdiction (other than, in each case, any Electronic Chattel Paper or “transferable record” representing an obligation of less than the Threshold Amount), the Grantor shall promptly notify the Administrative Agent thereof and, at the request of the Administrative Agent, shall take such action as the Administrative Agent may reasonably request to vest in the Administrative Agent control under New York UCC Section 9-105 of such Electronic Chattel Paper or control under Section 201 of the Federal Electronic Signatures in Global and National Commerce Act or, as the case may be, Section 16 of the Uniform Electronic Transactions Act, as so in effect in such jurisdiction, of such transferable record. The Administrative Agent agrees with the Grantor that the Administrative Agent will arrange, pursuant to procedures reasonably satisfactory to the Administrative Agent and so long as such procedures will not result in the Administrative Agent’s loss of control, for the Grantor to make alterations to any such Electronic Chattel Paper or transferable record permitted under UCC Section 9-105 or, as the case may be, Section 201 of the Federal Electronic Signatures in Global and National Commerce Act or Section 16 of the Uniform Electronic Transactions Act for a party in control to allow without loss of control, unless an Event of Default has occurred and is continuing or would occur after taking into account any action by the Grantor with respect to such Electronic Chattel Paper or transferable record.

(d) Letter-of-Credit Rights. If the Grantor is at any time a beneficiary under a letter of credit now or hereafter issued in favor of the Grantor with a face amount greater than the Threshold Amount, the Grantor shall promptly notify the Administrative Agent thereof and shall, at the request and option of the Administrative Agent, pursuant to an agreement in form and substance reasonably satisfactory to the Administrative Agent, either (i) arrange for the issuer and any confirmer of such letter of credit to consent to an assignment to the Administrative Agent of the proceeds of any drawing under the letter of credit or (ii) arrange for the Administrative Agent to become the transferee beneficiary of the letter of credit, with the Administrative Agent agreeing, in each case, that the proceeds of any drawing under the letter of credit are to be paid to the Grantor unless an Event of Default has occurred and is continuing.

SECTION 3.05. Covenants Regarding Patent, Trademark and Copyright Collateral. The Grantor agrees that it will not take any action or omit to take any action (and will exercise commercially reasonable efforts to prevent its licensees from taking any action or omitting to take any action) whereby any material Patent owned by the Grantor that is necessary to the conduct of the business of the Grantor may become invalidated or dedicated to the public (except as a result of expiration of such Patent at the end of its statutory term).

(b) The Grantor (either itself or through its licensees or its sublicensees) will, for each material Trademark that is owned by the Grantor and that is necessary to the conduct of the business of the Grantor use commercially reasonable efforts to (i) maintain such Trademark in full force, free from any valid claim of abandonment or invalidity for non-use, (ii) maintain the quality of products and services offered under such Trademark in all material respects, (iii) display such Trademark, if registered, with notice of Federal or foreign registration to the extent reasonably necessary to establish and preserve its maximum rights under applicable law, (iv) not knowingly use or knowingly permit the use of such Trademark in violation of any third-party rights and (v) not adopt or use any mark which is confusingly similar or a colorable imitation of such Trademark unless the Administrative Agent, for the benefit of the Secured Parties, shall obtain a perfected security interest in such mark pursuant to this Agreement.

(c) The Grantor (either itself or through its licensees or sublicensees) will, for each material work covered by a registered Copyright owned by the Grantor that is necessary to the conduct of the business of the Grantor, use commercially reasonable efforts to continue to publish, reproduce, display, adopt and distribute the work with appropriate copyright notice as reasonably necessary to establish and preserve its maximum rights under applicable copyright laws.

(d) The Grantor shall notify the Administrative Agent promptly if it knows that any material Patent, Trademark or Copyright that is owned by the Grantor and that is necessary to the conduct of the business of the Grantor may become abandoned, lost or dedicated to the public, or of any materially adverse determination or development (including the institution of, or any such determination or development in, any proceeding in the United States Patent and Trademark Office, United States Copyright Office or any court or similar office of any country) regarding the Grantor’s ownership of any such Patent, Trademark or Copyright, its right to register the same, or its right to keep and maintain the same.

(e) The Grantor will take all reasonably necessary steps that are consistent with its current practice (i) in any proceeding before the United States Patent and Trademark Office or United States Copyright Office to maintain and pursue each material application for Patents, Trademarks and/or Copyrights that is necessary to the conduct of the Grantor’s business (and to obtain the relevant grant or registration) and (ii) to maintain each issued Patent and each registration of the Trademarks and Copyrights that is necessary to the conduct of the Grantor’s business, including timely filings of applications for renewal, affidavits of use, affidavits of incontestability and payment of maintenance fees, and, if consistent with good business judgment, to initiate opposition, interference and cancelation proceedings against third parties.

(f) In the event that the Grantor has reason to believe that any Article 9 Collateral consisting of a Patent, Trademark or Copyright owned by the Grantor that is necessary to the conduct of the Grantor’s business has been materially infringed, misappropriated or diluted by a third party, the Grantor shall promptly notify the Administrative Agent and shall, if consistent with good business judgment, promptly sue for infringement, misappropriation or dilution and to recover any and all damages for such infringement, misappropriation or dilution, and take such other actions as are reasonably appropriate under the circumstances to protect such Article 9 Collateral.

(g) Upon the occurrence and during the continuance of an Event of Default, the Grantor shall, upon request of the Administrative Agent, use commercially reasonable efforts to obtain all requisite consents or approvals by the licensor of each material Copyright License (other than with respect to any off-the-shelf software licenses), Patent License or Trademark License included within Article 9 Collateral and under which the Grantor is a licensee and that is necessary to the Grantor’s business, to effect the assignment of all the Grantor’s right, title and interest thereunder to the Administrative Agent or its designee.

ARTICLE IV

Remedies

SECTION 4.01. Remedies Upon Default. Upon the occurrence and during the continuance of an Event of Default (and only after the expiration of any applicable cure period) the Grantor agrees to deliver each item of Collateral to the Administrative Agent on demand, and it is agreed that, the Administrative Agent shall have the right to take any of or all the following actions at the same or different times: (a) with respect to any Article 9 Collateral consisting of Intellectual Property, on demand, to cause the Security Interest to become an assignment, transfer and conveyance of any of or all such Article 9 Collateral by the Grantor to the Administrative Agent, or to license or sublicense, whether general, special or otherwise, and whether on an exclusive or nonexclusive basis, any such Article 9 Collateral throughout the world on such terms and conditions and in such manner as the Administrative Agent shall reasonably determine (other than in violation of any then-existing licensing arrangements to the extent that waivers cannot be obtained) and (b) with or without legal process and with or without prior notice or demand for performance, to take possession of the Article 9 Collateral and without liability for trespass to enter any premises where the Article 9 Collateral may be located for the purpose of taking possession of or removing the Article 9 Collateral and, generally, to exercise any and all rights afforded to a secured party under the UCC or other applicable law. Without limiting the generality of the foregoing, the Grantor agrees that the Administrative Agent shall have the right, subject to mandatory requirements of applicable law, to sell or otherwise dispose of all or any part of the Collateral at a public or private sale or at any broker’s board or on any securities exchange, for cash, upon credit or for future delivery as the Administrative Agent shall deem appropriate. The Administrative Agent shall be authorized to take the actions set forth in Sections 4.03 and 4.04. Each such purchaser at any sale of Collateral shall hold the property sold absolutely free from any claim or right on the part of the Grantor, and the Grantor hereby waives (to the extent permitted by law) all rights of redemption, stay and appraisal that the Grantor now has or may at any time in the future have under any rule of law or statute now existing or hereafter enacted.

The Administrative Agent shall give the Grantor 10 days’ prior written notice (which the Grantor agrees is reasonable notice within the meaning of Section 9-611 of the New York UCC or its equivalent in other jurisdictions) of the Administrative Agent’s intention to make any sale of Collateral. Such notice, in the case of a public sale, shall state the time and place for such sale and, in the case of a sale at a broker’s board or on a securities exchange, shall state the board or exchange at which such sale is to be made and the day on which the Collateral, or portion thereof, will first be offered for sale at such board or exchange. Any such public sale shall be held at such time or times within ordinary business hours and at such place or places as the Administrative Agent may fix and state in the notice (if any) of such sale. At any such sale, the Collateral, or portion thereof, to be sold may be sold in one lot as an entirety or in separate parcels, as the Administrative Agent may (in its sole and absolute discretion) determine. The Administrative Agent shall not be obligated to make any sale of any Collateral if it shall determine not to do so, regardless of the fact that notice of sale of such Collateral shall have been given. The Administrative Agent may, without notice or publication, adjourn any public or private sale or cause the same to be adjourned from time to time by announcement at the time and place fixed for sale, and such sale may, without further notice, be made at the time and place to which the same was so adjourned. In case any sale of all or any part of the Collateral is made on credit or for future delivery, the Collateral so sold may be retained by the Administrative Agent until the sale price is paid by the purchaser or purchasers thereof, but the Administrative Agent and the other Secured Parties shall not incur any liability in case any such purchaser or purchasers shall fail to take up and pay for the Collateral so sold and, in case of any such failure, such Collateral may be sold again upon like notice. In the event of a foreclosure by the Administrative Agent on any of the Collateral pursuant to a public or private sale or other disposition, the Administrative Agent, the L/C Issuer or any Lender may be the purchaser or licensor of any or all of such Collateral at any such sale or other disposition, and the Administrative Agent, at the direction of the Required Lenders, as agent for and representative of the Secured Parties (but not any Lender, L/C Issuer or Lenders in its or their respective individual capacities unless the Required Lenders shall otherwise agree in writing) shall be entitled, for the purpose of bidding and making settlement or payment of the purchase price for all or any portion of the Collateral sold at any such public sale, to use and apply any of the Secured Obligations as a credit on account of the purchase price for any Collateral payable by the Administrative Agent on behalf of the Secured Parties at such sale or other disposition. To the extent permitted by applicable law, for purposes hereof, a written agreement to purchase the Collateral or any portion thereof shall be treated as a sale thereof; the Administrative Agent shall be free to carry out such sale pursuant to such agreement and the Grantor shall not be entitled to the return of the Collateral nor any portion thereof subject thereto, notwithstanding the fact that after the Administrative Agent shall have entered into such an agreement all Events of Default shall have been remedied and the Secured Obligations paid in full. As an alternative to exercising the power of sale herein conferred upon it, the Administrative Agent may proceed by a suit or suits at law or in equity to foreclose this Agreement and to sell the Collateral or any portion thereof pursuant to a judgment or decree of a court or courts having competent jurisdiction or pursuant to a proceeding by a court-appointed receiver. Any sale pursuant to the provisions of this Section 4.01 shall be deemed to conform to commercially reasonable standards as provided in Section 9-610(b) of the New York UCC or its equivalent in other jurisdictions.

SECTION 4.02. Application of Proceeds. The Administrative Agent shall promptly apply the proceeds of any collection, sale, foreclosure or other realization upon any Collateral, including any Collateral consisting of cash, as follows:

FIRST, to the payment of out-of-pocket and documented costs and expenses incurred by the Administrative Agent in connection with such collection, sale, foreclosure or realization or otherwise in connection with this Agreement, any other Loan Document or any of the Secured Obligations, including all court costs and the out-of-pocket and documented fees and expenses of its agents and legal counsel, the repayment of all advances made by the Administrative Agent hereunder or under any other Loan Document on behalf of the Grantor and any other out-of-pocket and documented costs or expenses incurred in connection with the exercise of any right or remedy hereunder or under any other Loan Document;

SECOND, to the payment in full of the Secured Obligations (the amounts so applied to be distributed among the Secured Parties pro rata in accordance with the amounts of the Secured Obligations owed to them on the date of any such distribution); and

THIRD, to the Grantor, its successor or assign, or as a court of competent jurisdiction may otherwise direct.

Upon any sale of Collateral by the Administrative Agent (including pursuant to a power of sale granted by statute or under a judicial proceeding), the receipt of the Administrative Agent or of the officer making the sale shall be a sufficient discharge to the purchaser or purchasers of the Collateral so sold and such purchaser or purchasers shall not be obligated to see to the application of any part of the purchase money paid over to the Administrative Agent or such officer or be answerable in any way for the misapplication thereof. The Grantor shall remain liable for any deficiency if the proceeds of any sale or disposition of the Collateral are insufficient to pay all Secured Obligations, including any out-of-pocket and documented attorneys’ fees and other expenses incurred by Administrative Agent or any other Secured Party to collect such deficiency.

SECTION 4.03. Grant of License to Use Intellectual Property. Solely for the purpose of enabling the Administrative Agent to exercise rights and remedies under this Article V at such time as the Administrative Agent shall be lawfully entitled to exercise such rights and remedies, the Grantor hereby grants to the Administrative Agent an irrevocable, nonexclusive license (exercisable without payment of royalty or other compensation to the Grantor) to use, license or sublicense any of the Article 9 Collateral consisting of Intellectual Property and Intellectual Property Licenses (to the extent Grantor has the right to grant a license or sublicense to the Administrative Agent thereunder), now owned or hereafter acquired by the Grantor, and wherever the same may be located, and including in such license reasonable access to all media in which any of the licensed items may be recorded or stored and to all computer software and programs used for the compilation or printout thereof and, to the extent permitted by applicable law, the right to prosecute and maintain all Intellectual Property and the right to sue for infringement of the Intellectual Property. The Grantor further agrees to cooperate with the Administrative Agent in any attempt to prosecute or maintain the Intellectual Property or sue for infringement of the Intellectual Property. The use of such license by the Administrative Agent may be exercised, at the option of the Administrative Agent, only upon the occurrence and during the continuation of an Event of Default (and only after the expiration of any applicable cure period); provided that any license, sublicense or other transaction entered into by the Administrative Agent in accordance herewith shall be binding upon the Grantor notwithstanding any subsequent cure of an Event of Default.

SECTION 4.04. Securities Act. In view of the position of the Grantor in relation to the Pledged Collateral, or because of other current or future circumstances, a question may arise under the Securities Act of 1933 as now or hereafter in effect or any similar statute hereafter enacted analogous in purpose or effect (such Act and any such similar statute as from time to time in effect being called the “Federal Securities Laws”) with respect to any disposition of the Pledged Collateral permitted hereunder. The Grantor understands that compliance with the Federal Securities Laws might very strictly limit the course of conduct of the Administrative Agent if the Administrative Agent were to attempt to dispose of all or any part of the Pledged Collateral, and might also limit the extent to which or the manner in which any subsequent transferee of any Pledged Collateral could dispose of the same. Similarly, there may be other legal restrictions or limitations affecting the Administrative Agent in any attempt to dispose of all or part of the Pledged Collateral under applicable Blue Sky or other state securities laws or similar laws analogous in purpose or effect. The Grantor recognizes that in light of such restrictions and limitations the Administrative Agent may, with respect to any sale of the Pledged Collateral, and shall be authorized to, limit the purchasers to those who will agree, among other things, to acquire such Pledged Collateral for their own account for investment, and not with a view to the distribution or resale thereof, and upon consummation of any such sale may assign, transfer and deliver to the purchaser or purchasers thereof the Pledged Collateral so sold. The Grantor acknowledges and agrees that in light of such restrictions and limitations, the Administrative Agent, in its sole and absolute discretion, (a) may proceed to make such a sale whether or not a registration statement for the purpose of registering such Pledged Collateral or part thereof shall have been filed under the Federal Securities Laws or, to the extent applicable, Blue Sky or other state securities laws and (b) may approach and negotiate with a limited number of potential purchasers (including a single potential purchaser) to effect such sale. The

Grantor acknowledges and agrees that any such sale might result in prices and other terms less favorable to the seller than if such sale were a public sale without such restrictions. In the event of any such sale, the Administrative Agent shall incur no responsibility or liability for selling all or any part of the Pledged Collateral at a price that the Administrative Agent, in its sole and absolute discretion, may in good faith deem reasonable under the circumstances, notwithstanding the possibility that a substantially higher price might have been realized if the sale were deferred until after registration as aforesaid or if more than a limited number of potential purchasers (or a single purchaser) were approached. The provisions of this Section 4.04 will apply notwithstanding the existence of a public or private market upon which the quotations or sales prices may exceed substantially the price at which the Administrative Agent sells.

SECTION 4.05. Registration. The Grantor agrees that, upon the occurrence and during the continuance of an Event of Default, if for any reason the Administrative Agent desires to sell any of the Pledged Collateral at a public sale, it will, at any time and from time to time, upon the written request of the Administrative Agent, use its best efforts to take, or to cause the issuer of such Pledged Collateral to take, such action and prepare, distribute and/or file such documents as are required or advisable in the reasonable opinion of counsel for the Administrative Agent to permit the public sale of such Pledged Collateral. The Grantor further agrees to indemnify, defend and hold harmless the Administrative Agent, each other Secured Party, any underwriter and their respective affiliates and the respective officers, directors, affiliates and controlling persons of each of the foregoing from and against all loss, liability, expenses, costs of counsel (including reasonable fees and expenses to the Administrative Agent of legal counsel), and claims (including the costs of investigation) that they may incur insofar as such loss, liability, expense, costs or claim arises out of or is based upon any alleged untrue statement of a material fact contained in any prospectus (or any amendment or supplement thereto) or in any notification or offering circular, or arises out of or is based upon any alleged omission to state a material fact required to be stated therein or necessary to make the statements in any thereof not misleading, except insofar as the same may have been caused by any untrue statement or omission based upon information furnished in writing to the Grantor or the issuer of such Pledged Collateral by the Administrative Agent or any other Secured Party expressly for use therein. The Grantor further agrees, upon such written request referred to above, to use its best efforts to qualify, file or register, or cause the issuer of such Pledged Collateral to qualify, file or register, any of the Pledged Collateral under the Blue Sky or other securities laws of such states as may be requested by the Administrative Agent and keep effective, or cause to be kept effective, all such qualifications, filings or registrations. The Grantor will bear all costs and expenses of carrying out its obligations under this Section 4.05. The Grantor acknowledges that there is no adequate remedy at law for failure by it to comply with the provisions of this Section 4.05 and that such failure would not be adequately compensable in damages, and therefore agrees that its agreements contained in this Section 4.05 may be specifically enforced.

ARTICLE V

Miscellaneous

SECTION 5.01. Notices. All communications and notices hereunder shall (except as otherwise expressly permitted herein) be in writing and given in the manner provided in Section 9.01 of the Credit Agreement.

SECTION 5.02. Waivers; Amendment. No failure or delay by the Administrative Agent or any other Secured Party in exercising any right or power hereunder or under any other Loan Document shall operate as a waiver thereof, nor shall any single or partial exercise of any such right or power, or any abandonment or discontinuance of steps to enforce such a right or power, preclude any other or further exercise thereof or the exercise of any other right or power. The rights and remedies of the Administrative Agent and the other Secured Parties hereunder and under the other Loan Documents are cumulative and are not exclusive of any rights or remedies that they would otherwise have. No waiver of any provision of this Agreement or consent to any departure by the Grantor therefrom shall in any event be effective unless the same shall be permitted by paragraph (b) of this Section 5.02, and then such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given. Without limiting the generality of the foregoing, the execution and delivery of this Agreement, or the making of a Loan or issuing a Letter of Credit, shall not be construed as a waiver of any Default, regardless of whether the Administrative Agent or any other Secured Party may have had notice or knowledge of any Default at the time. Except as otherwise required herein, no notice to, or demand on, the Grantor in any case shall entitle the Grantor to any other or further notice or demand in similar or other circumstances.

(b) Neither this Agreement nor any provision hereof may be waived, amended or modified except pursuant to an agreement or agreements in writing entered into by the Administrative Agent and the Grantor with respect to which such waiver, amendment or modification is to apply, subject to any consent required in accordance with Section 9.02 of the Credit Agreement.

SECTION 5.03. Counterparts; Effectiveness; Electronic Execution; Successors and Assigns. This Agreement may be executed in counterparts (and by different parties hereto on different counterparts), each of which shall constitute an original, but all of which when taken together shall constitute a single contract. Delivery of an executed counterpart of a signature page of this Agreement by emailed “pdf” or any other electronic means that reproduces an image of the actual executed signature page shall be effective as delivery of a manually executed counterpart of this Agreement. This Agreement shall become effective as to the Grantor when a counterpart hereof executed on behalf of the Grantor shall have been delivered to the Administrative Agent and a counterpart hereof shall have been executed on behalf of the Administrative Agent, and thereafter shall be binding upon the Grantor and the Administrative Agent and their respective successors and permitted assigns, and shall inure to the benefit of the Grantor, the Administrative Agent and the other Secured Parties and their respective successors and permitted assigns, except that the Grantor may not assign or otherwise transfer any of its rights or obligations hereunder or any interest herein or in the Collateral (and any attempted assignment or transfer by the Grantor shall be null and void), except as expressly contemplated by this Agreement or the Credit Agreement.

(b) The words “execution”, “signed”, “signature”, “delivery” and words of like import in or relating to any document to be signed in connection with this Agreement and the transactions contemplated hereby shall be deemed to include Electronic Signatures, deliveries or the keeping of records in electronic form, each of which shall be of the same legal effect, validity or enforceability as a manually executed signature, physical delivery thereof or the use of a paper-based recordkeeping system, as the case may be, to the extent and as provided for in any applicable law, including the Federal Electronic Signatures in Global and National Commerce Act, the New York State Electronic Signatures and Records Act, or any other similar state laws based on the Uniform Electronic Transactions Act; provided that nothing herein (other than as set forth in Section 5.03(a)) shall require the Administrative Agent to accept electronic signatures in any form or format without its prior written consent.

SECTION 5.04. Severability. Any provision of this Agreement held to be invalid, illegal or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such invalidity, illegality or unenforceability without affecting the validity, legality and enforceability of the remaining provisions hereof; and the invalidity of a particular provision in a particular jurisdiction shall not invalidate such provision in any other jurisdiction.

SECTION 5.05. Governing Law; Jurisdiction; Consent to Service of Process. This Agreement shall be governed by, and construed in accordance with, the law of the State of New York.

(b) The Grantor hereby irrevocably and unconditionally submits, for itself and its property, to the jurisdiction of the Supreme Court of the State of New York sitting in New York County and of the United States District Court of the Southern District of New York, and any appellate court from any thereof, in any action or proceeding arising out of or relating to this Agreement, or for recognition or enforcement of any judgment, and the Grantor hereby irrevocably and unconditionally agrees that all claims arising out of or relating to this Agreement brought by it or any of its Affiliates shall be brought, and shall be heard and determined, exclusively in such New York State or, to the extent permitted by law, in such Federal court. Each party hereto agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law. Nothing in this Agreement shall affect any right that the Administrative Agent or any other Secured Party may otherwise have to bring any action or proceeding relating to this Agreement or any other Loan Document against either Grantor or any of its properties in the courts of any jurisdiction.

(c) The Grantor hereby irrevocably and unconditionally waives, to the fullest extent permitted by law, any objection that it may now or hereafter have to the laying of venue of any suit, action or proceeding arising out of or relating to this Agreement in any court referred to in paragraph (b) of this Section. Each of the parties hereto hereby irrevocably waives, to the fullest extent permitted by law, the defense of an inconvenient forum to the maintenance of such action or proceeding in any such court.

(d) The Grantor irrevocably consents to service of process in the manner provided for notices in Section 5.01. Nothing in this Agreement or any other Loan Document will affect the right of any party to this Agreement to serve process in any other manner permitted by law.

SECTION 5.06. WAIVER OF JURY TRIAL. EACH PARTY HERETO HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY LEGAL PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT, ANY OTHER LOAN DOCUMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY (WHETHER BASED ON CONTRACT, TORT OR ANY OTHER THEORY). EACH PARTY HERETO (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 5.06.

SECTION 5.07. Headings. Article and Section headings and the Table of Contents used herein are for convenience of reference only, are not part of this Agreement and shall not affect the construction of, or be taken into consideration in interpreting, this Agreement.

SECTION 5.08. Security Interest Absolute. All rights of the Administrative Agent hereunder, the Security Interest, the grant of the security interest in the Pledged Collateral and all obligations of the Grantor hereunder shall be absolute and unconditional irrespective of (a) any lack of validity or enforceability of the Credit Agreement, any other Loan Document, any agreement with respect to any of the Secured Obligations or any other agreement or instrument relating to any of the foregoing, (b) any change in the time, manner or place of payment of, or in any other term of, all or any of the Secured Obligations, or any other amendment to or waiver of, or any consent to any departure from, the Credit Agreement, any other Loan Document, any agreement with respect to any of the Secured Obligations or any other agreement or instrument relating to any of the foregoing, (c) any exchange, release or non-perfection of any Lien on other collateral securing, or any release or amendment to or waiver of, or any consent to any departure from, any guarantee of, all or any of the Secured Obligations, or (d) any other circumstance that might otherwise constitute a defense available to, or a discharge of, the Grantor in respect of the Secured Obligations or this Agreement, other than the defense that the Secured Obligations have been paid in cash in full.

SECTION 5.09. Termination or Release. This Agreement, the Security Interest and all other Liens granted hereby shall automatically terminate and be released in accordance with Section 9.19 of the Credit Agreement.

SECTION 5.10. Administrative Agent Appointed Attorney-in-Fact. The Grantor hereby appoints the Administrative Agent the attorney-in-fact of the Grantor for the purpose of, and upon the occurrence and during the continuation of an Event of Default, carrying out the provisions of this Agreement and taking any action and executing any instrument that the Administrative Agent may deem reasonably necessary for the purpose of carrying out the provisions of this Agreement and taking any action and executing any instrument that the Administrative Agent may deem reasonably necessary to accomplish the purposes hereof, which appointment is irrevocable (during all times any Secured Obligations other than contingent obligations for indemnification, expense reimbursement, tax gross up or yield protection or similar matters as to which no claim has been made and remains outstanding) and coupled with an interest. Without limiting the generality of the foregoing, the Administrative Agent shall have the right, upon the occurrence and during the continuance of an Event of Default, with full power of substitution either in the Administrative Agent’s name or in the name of the Grantor (a) to receive, endorse, assign and/or deliver any and all notes, acceptances, checks, drafts, money orders or other evidences of payment relating to the Collateral or any part thereof; (b) to demand, collect, receive payment of, give receipt for and give discharges and releases of all or any of the Collateral; (c) to sign the name of the Grantor on any invoice or bill of lading relating to any of the Collateral; (d) to send verifications of Accounts or Payment Intangibles to any Account Debtor; (e) to commence and prosecute any and all suits, actions or proceedings at law or in equity in any court of competent jurisdiction to collect or otherwise realize on all or any of the Collateral or to enforce any rights in respect of any Collateral; (f) to settle, compromise, compound, adjust or defend any actions, suits or proceedings relating to all or any of the Collateral; (g) to notify, or to require the Grantor to notify, Account Debtors to make payment directly to the Administrative Agent; and (h) to use, sell, assign, transfer, pledge, make any agreement with respect to or otherwise deal with all or any of the Collateral, and to do all other acts and things necessary to carry out the purposes of this Agreement, as fully and completely as though the Administrative Agent were the absolute owner of the Collateral for all purposes; provided that nothing herein contained shall be construed as requiring or obligating the Administrative Agent to make any commitment or to make any inquiry as to the nature or sufficiency of any payment received by the Administrative Agent, or to present or file any claim or notice, or to take any action with respect to the Collateral or any part thereof or the moneys due or to become due in respect thereof or any property covered thereby. The Administrative Agent and the other Secured Parties shall be accountable only for amounts actually received as a result of the exercise of the powers granted to them herein, and neither they nor their Related Parties shall be responsible to the Grantor for any act or failure to act hereunder, except as a result of the gross negligence, bad faith or willful misconduct of such Person or any such Person’s Related Parties acting at such Person’s direction as determined by a court of competent jurisdiction in a final and non-appealable judgment.

SECTION 5.11. SECURED PARTIES. BY ACCEPTING THE BENEFITS OF THIS AGREEMENT AND THE SECURITY INTERESTS CREATED HEREBY, EACH SECURED PARTY SHALL BE DEEMED TO HAVE ACKNOWLEDGED THE PROVISIONS OF ARTICLE VIII OF THE CREDIT AGREEMENT AND AGREED TO BE BOUND BY SUCH PROVISIONS AS FULLY AS IF THEY WERE SET FORTH HEREIN.

[Signature Pages Follow]

IN WITNESS WHEREOF, the parties hereto have duly executed this Agreement as of the day and year first above written.

MSG LAS VEGAS, LLC, as Grantor

By	/s/ Robert Langer
Name: Robert Langer
Title: Executive Vice President, Chief Financial Officer and Treasurer

JPMORGAN CHASE BANK, NATIONAL ASSOCIATION, as Administrative Agent

By	/s/ James G. Millard
Name: James G. Millard
Title: Executive Director